Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

GENIUS SPORTS LIMITED

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be paid	Equity	Ordinary Shares, par value $0.01 per share	Rule 457(c)	7,668,381(1)	$4.43(2)	$33,970,927.83	$0.00011020	$3,743.60

Fees previously paid								—

	Total Offering Amounts							$3,743.60

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$3,743.60

(1)	Represents the maximum number of ordinary shares that may be issued upon exercise of the warrants that may be amended pursuant to the Warrant Amendment.
(2)

Estimated pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is $4.43 per share, which is the average of the high and low prices of the ordinary shares on The New York Stock Exchange on November 18, 2022.